Exhibit 99.1

Filed by Ace Global Business Acquisition Limited

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Ace Global Business Acquisiton Limited

Commission File No.: 001-40309

Date: May 24, 2024

Ace Global Business Acquisition Limited Announces Mutual Termination of Merger Agreement and
Redemption of Ordinary Shares

NEW YORK, May 24, 2024 /PRNewswire/ -- Ace Global Business Acquisition Limited (NASDAQ: ACBA) (the “Company”), a special purpose acquisition company, announced today that the Business Combination Agreement dated December 23, 2022 between the Company and LE Worldwide Limited, a British Virgin Islands business company (“LE Worldwide”) (as supplemented by a Joinder Agreement dated March 2, 2023 between the Company, LE Worldwide, ACBA Merger Sub I Limited, a British Virgin Islands business company and wholly owned subsidiary of the Company (“Purchaser”) and ACBA Merger Sub II Limited, a British Virgin Islands business company and wholly owned subsidiary of Purchaser (“Merger Sub”) and as amended on July 6, 2023 and September 19, 2023) (the “Merger Agreement”) has been mutually terminated and that the Company is ceasing its business combination efforts.

On May 24, 2024, the Company, Purchaser, Merger Sub and LE Worldwide entered into a Mutual Termination Agreement (the “Mutual Termination Agreement”) pursuant to which the Company, Purchaser, Merger Sub and LE Worldwide agreed to mutually terminate the Merger Agreement in all respects in accordance with Section 14.1(a) of the Merger Agreement. The Merger Agreement is effectively mutually terminated as of May 24, 2024. The parties’ entry into the Mutual Termination Agreement was as a result of concern over LE Worldwide’s ability to continue its operations post-business combination due to significant decline in its business revenue, liquidity issues with certain bank financings and uncertainty over the supply of the tools and products that it sells. On April 12, 2024, LE Worldwide’s related party manufacturer and main supplier was served with a winding-up petition.

Because the board of directors of the Company has determined that the Company may not have sufficient time to complete an initial business combination within the timeframe provided in the Company’s current amended and restated memorandum and articles of association (the “Charter”), the Company will therefore liquidate and dissolve in accordance with its terms. The Company will redeem all of its issued and outstanding ordinary shares that were included in the units issued in its initial public offering from its public shareholders and will work with its trustee to effect the liquidation in accordance with the terms of its Charter and as set forth in its prospectus issued in connection with the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

About Ace Global Business Acquisition Limited

Ace Global Business Acquisition Limited is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more business entities.

Forward-Looking Statements

This press release may includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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